 EXHIBIT 99.1
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q4 Revenue Up 10% Over Q4 2004
     SAN JOSE, Calif.—Feb. 1, 2006—Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported fourth quarter 2005 revenue of $378 million, an increase of 10 percent over the $343 million reported for the same period in 2004. On a GAAP basis, Cadence® recognized net income of $27 million, or $0.08 per share, in the fourth quarter of 2005, compared to $60 million, or $0.20 per share, in the same period in 2004. Revenues for the fiscal year 2005 totaled $1.33 billion, an increase of 11 percent over 2004 total revenues of $1.20 billion. Net income for the fiscal year 2005 was $49 million, or $0.16 per share, compared to net income of $74 million, or $0.25 per share for the year 2004. Net income for both the fourth quarter and fiscal year 2005 includes incremental tax expense of $30 million, or $0.09 and $0.10 per share respectively for the fourth quarter and full year 2005, associated with the repatriation of foreign earnings.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses, executive severance payments, restructuring charges and equity in losses (income) from investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     Using this non-GAAP measure, net income in the fourth quarter 2005 was $93 million, or $0.29 per share, on a diluted basis as compared to $80 million, or $0.26 per share, on a diluted basis in the same period in 2004. For the fiscal year 2005, non-GAAP net income was $258 million, or $0.83 per share, compared to $201 million and $0.66 per share in 2004.
     “We had a terrific fourth quarter and finished 2005 with good momentum. Our product portfolio is very competitive, our new initiatives such as kits and segmentation are starting to ramp, and our enterprise approach is winning with customers,” said Bill Porter, senior vice president and chief financial officer.
     “Throughout 2005 we delivered on our strategy to grow our core business through technology innovation, to expand into adjacencies such as verification and manufacturability, and to pursue pricing and business models for value,” said Mike Fister, president and CEO of Cadence Design Systems, Inc. “With our success this past year, we’ve laid the groundwork for growth and market expansion in 2006 and beyond.”
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations completed after Dec. 31, 2005.
Business Outlook
     For the first quarter of 2006, the company expects total revenue in the range of $315 million to $325 million. First quarter GAAP earnings per diluted share are expected to be in the range of $0.07 to $0.09. Diluted earnings per share using the non-GAAP measure defined below are expected to be in the range of $0.19 to $0.21.
     For the full year 2006, the company expects total revenue in the range of $1.400 billion to $1.450 billion. On a GAAP basis, net income per diluted share for fiscal 2006 is expected in the range of $0.47 to $0.55. Using the non-GAAP measure defined below, diluted earnings per share for fiscal 2006 are expected to be in the range of $0.96 to $1.04.
     A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to the non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Fister and Porter will host a fourth quarter 2005 financial results audio webcast today, Feb. 1, 2006, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting Feb. 1, 2006, at 5 p.m. Pacific time and ending at 5 p.m. Pacific time on February 8, 2006. Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence reported 2005 revenues of approximately $1.3 billion, and has approximately 5,000 employees. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
     Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s fourth quarter 2005 results, those contained in the Business Outlook section above and the statements by Mike Fister and Bill Porter include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended Jan. 1, 2005, and the quarterly report on Form 10-Q for the quarter ended Oct. 1, 2005.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges), executive severance payments and equity in losses (income) from investments. Intangible assets consist primarily of purchased technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful in measuring Cadence’s operations to exclude amortization of intangibles, deferred compensation, in-process research and development and acquisition-related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. Management believes that it also is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past several years. As a result, in 2001, 2002 and 2003, Cadence’s GAAP statements of operations have included significant charges relating to such restructurings. Cadence believes that in measuring its operations it is useful to exclude such restructuring costs because the company’s level of restructuring activities is expected to significantly decrease in the foreseeable future. Management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these items are not part of the company’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.
     Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

     The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods shown below:

	Quarters Ended
Net Income Reconciliation	December 31, 2005	January 1, 2005
(in thousands)	(unaudited)
Net income on a GAAP basis	$26,566	$59,795
Amortization of acquired intangibles	21,012	24,750
Deferred compensation	9,906	9,312
Restructuring and other charges	549	4,142
Executive severance payments	—	1,548
Integration and acquisition-related costs	516	679
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets, venture capital partnership termination costs	1,450	3,203
Income tax related to repatriation of foreign earnings	30,082	—
Income tax effect of non-GAAP adjustments	2,939	(23,502)

Net income on a non-GAAP basis	$93,020	$79,927

	Years Ended
Net Income Reconciliation	December 31, 2005	January 1, 2005
(in thousands)	(unaudited)
Net income on a GAAP basis	$49,343	$74,474
Amortization of acquired intangibles	105,710	103,962
Deferred compensation	45,311	26,433
In-process research and development charges	9,400	9,000
Restructuring and other charges	35,334	13,542
Executive severance payments	7,582	1,548
Integration and acquisition-related costs	3,644	2,990
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets, venture capital partnership termination costs	13,434	27,409
Income tax related to repatriation of foreign earnings	30,082	—
Income tax effect of non-GAAP adjustments	(41,656)	(58,580)

Net income on a non-GAAP basis	$258,184	$200,778

	Quarters Ended
Diluted Net Income per Share Reconciliation	December 31, 2005	January 1, 2005
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.08	$0.20
Amortization of acquired intangibles	0.07	0.08
Deferred compensation	0.03	0.03
Restructuring and other charges	—	0.01
Executive severance payments	—	0.01
Integration and acquisition-related costs	—	—
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets, venture capital partnership termination costs	—	0.01
Income tax related to repatriation of foreign earnings	0.09	—
Income tax effect of non-GAAP adjustments	0.02	(0.08)
Diluted net income per share on a non-GAAP basis	$0.29	$0.26

Shares used in calculation of diluted net income per share —GAAP	319,647	303,858

Shares used in calculation of diluted net income per share —non-GAAP (A)	319,647	303,858

	Years Ended
Diluted Net Income per Share Reconciliation	December 31, 2005	January 1, 2005
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.16	$0.25
Amortization of acquired intangibles	0.34	0.34
Deferred compensation	0.14	0.09
Restructuring and other charges	0.11	0.04
In-process research and development charges	0.03	0.03
Executive severance payments	0.02	0.01
Integration and acquisition-related costs	0.01	0.01
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets, venture capital partnership termination costs	0.04	0.08
Income tax related to repatriation of foreign earnings	0.10	—
Income tax effect of non-GAAP adjustments	(0.12)	(0.19)
Diluted net income per share on a non-GAAP basis	$0.83	$0.66

Shares used in calculation of diluted net income per share —GAAP	314,383	305,774

Shares used in calculation of diluted net income per share —non-GAAP (A)	314,383	305,774

(A)	Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.

Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or amortization of deferred compensation or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, deferred compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
Though Cadence management finds its non-GAAP measure is useful in evaluating the performance of Cadence’s business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations.
Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of performance, and an additional base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into our financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning Mar. 17, 2006, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence’s business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence’s First Quarter 2006 Earnings Release is published, which is currently scheduled for Apr. 26, 2006.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
December 31, 2005 and January 1, 2005
(In thousands)
(Unaudited)

	December 31, 2005	January 1, 2005
Current Assets:
Cash and cash equivalents	$861,315	$448,517
Short-term investments	33,276	144,491
Receivables, net of allowance for doubtful accounts of $10,979 and $12,734, respectively	282,073	384,114
Inventories	28,902	20,481
Prepaid expenses and other	70,736	72,312

Total current assets	1,276,302	1,069,915

Property, plant and equipment, net of accumulated depreciation of $549,593 and $498,424, respectively	356,945	390,367
Goodwill	1,232,926	995,065
Acquired intangibles, net	153,847	195,655
Installment contract receivables	102,748	96,038
Other assets	278,544	242,799

Total Assets	$3,401,312	$2,989,839

Current Liabilities:
Accounts payable and accrued liabilities	$300,586	$277,992
Current portion of long-term debt	32,000	—
Current portion of deferred revenue	273,265	270,966

Total current liabilities	605,851	548,958

Long-term Liabilities:
Long-term portion of deferred revenue	51,864	20,847
Convertible notes	420,000	420,000
Long-term debt	128,000	—
Other long-term liabilities	350,893	300,064

Total long-term liabilities	950,757	740,911

Stockholders’ Equity	1,844,704	1,699,970

Total Liabilities and Stockholders’ Equity	$3,401,312	$2,989,839

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Quarters and Years Ended December 31, 2005 and January 1, 2005
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
Revenue:
Product	$257,684	$226,730	$851,496	$729,783
Services	32,656	32,982	126,169	137,046
Maintenance	88,023	83,384	351,527	330,651

Total revenue	378,363	343,096	1,329,192	1,197,480

Costs and Expenses:
Cost of product	17,018	23,421	79,649	82,011
Cost of services	21,620	21,467	90,335	90,993
Cost of maintenance	14,870	13,236	58,796	53,049
Marketing and sales	95,497	87,806	356,043	325,937
Research and development	94,797	87,713	370,140	351,254
General and administrative	25,512	21,664	117,590	85,413
Amortization of acquired intangibles	8,562	11,028	47,762	55,700
Deferred compensation	9,906	9,312	45,311	26,433
Restructuring and other charges	549	4,142	35,334	13,542
Write-off of acquired in-process technology	—	—	9,400	9,000

Total costs and expenses	288,331	279,789	1,210,360	1,093,332

Income from operations	90,032	63,307	118,832	104,148

Interest expense	(1,503)	(1,378)	(5,446)	(6,198)
Other income (expense), net	3,741	2,447	15,097	(11,513)

Income before provision for income taxes	92,270	64,376	128,483	86,437

Provision for income taxes	65,704	4,581	79,140	11,963

Net income	$26,566	$59,795	$49,343	$74,474

Basic net income per share	$0.09	$0.22	$0.18	$0.27

Diluted net income per share	$0.08	$0.20	$0.16	$0.25

Weighted average common shares outstanding — basic	281,628	270,734	278,520	271,328

Weighted average common shares outstanding — diluted	319,647	303,858	314,383	305,774

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2005 and January 1, 2005
(In thousands)
(Unaudited)

	Years Ended
	December 31,	January 1,
	2005	2005
Cash and Cash Equivalents at Beginning of Period	$448,517	$309,175

Cash Flows from Operating Activities:
Net income	49,343	74,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	184,717	179,205
Deferred compensation	45,311	31,408
Equity in loss from investments, net	6,492	16,944
Gain on investments, net	(18,297)	(12,467)
Write-down of investment securities	10,934	4,236
Write-off of acquired in-process technology	9,400	9,000
Non-cash restructuring and other charges	2,239	4,142
Tax benefits from employee stock transactions	11,715	7,108
Tax benefit of call options	6,167	7,742
Deferred income taxes	(22,968)	(15,695)
Proceeds from the sale of receivables	192,079	30,070
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	(1,778)	447
Other non-cash items	296	(431)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	54,928	(49,361)
Inventories	(7,588)	(3,555)
Prepaid expenses and other	(8,094)	(3,410)
Installment contract receivables	(155,648)	20,556
Other assets	1,640	16,417
Accounts payable and accrued liabilities	20,330	2,001
Deferred revenue	32,616	34,878
Other long-term liabilities	12,449	18,813

Net cash provided by operating activities	426,283	372,522

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	14,921	8,301
Proceeds from sale of short-term investments	289,225	516,935
Purchases of short-term investments	(180,975)	(549,835)
Proceeds from the sale of long-term investments	6,075	9,900
Proceeds from sale of property, plant and equipment	33,625	3,625
Purchases of property, plant and equipment	(71,656)	(61,779)
Purchases of software licenses	(2,600)	(4,157)
Investment in venture capital partnerships and equity investments	(14,184)	(22,773)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(297,128)	(115,170)

Net cash used for investing activities	(222,697)	(214,953)

Cash Flows from Financing Activities:
Proceeds from term loan	160,000	—
Principal payments on capital leases	(62)	(370)
Payment of convertible notes issuance costs	—	(1,920)
Proceeds from issuance of common stock	146,481	75,318
Purchases of treasury stock	(101,070)	(94,105)

Net cash provided by (used for) financing activities	205,349	(21,077)

Effect of exchange rate changes on cash and cash equivalents	3,863	2,850

Increase in cash and cash equivalents	412,798	139,342

Cash and Cash Equivalents at End of Period	$861,315	$448,517

Cadence Design Systems, Inc.
As of February 1, 2006
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Quarter ended	Year ended
	April 1, 2006	December 30, 2006
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.07 to $0.09	$0.47 to $0.55

Amortization of acquired intangibles	0.07	0.18
Stock-based compensation expense	0.08	0.31
Restructuring and other charges	—	0.01
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	—	0.01
Income tax effect of non-GAAP adjustments	(0.03)	(0.02)

Diluted net income per share on a non-GAAP basis	$0.19 to $0.21	$0.96 to $1.04

Cadence Design Systems, Inc.
As of February 1, 2006
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Quarter ended	Year ended
	April 1, 2006	December 30, 2006
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$20 to $26	$150 to $174

Amortization of acquired intangibles	21	60
Stock-based compensation expense	25	100
Restructuring and other charges	1	2
Integration and acquisition-related costs	1	2
Equity in losses from investments, gain on Non-Qualified Deferred Compensation plan assets	1	4
Income tax effect of non-GAAP adjustments	(7)	(5)

Net income on a non-GAAP basis	$62 to $68	$313 to $337

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2003					2004					2005
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

North America	55%	54%	59%	64%	58%	53%	57%	55%	45%	52%	46%	49%	53%	42%	48%
Europe	17%	15%	19%	16%	17%	16%	19%	21%	30%	22%	16%	17%	21%	20%	18%
Japan	20%	22%	13%	13%	17%	22%	14%	15%	14%	16%	30%	25%	20%	26%	25%
Asia	8%	9%	9%	7%	8%	9%	10%	9%	11%	10%	8%	9%	6%	12%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2003					2004					2005
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Functional Verification	20%	18%	18%	20%	19%	20%	20%	18%	19%	19%	20%	19%	21%	25%	21%
Digital IC Design	24%	22%	27%	20%	23%	25%	21%	24%	27%	24%	27%	23%	26%	29%	28%
Custom IC Design	27%	28%	27%	27%	27%	27%	24%	27%	27%	27%	23%	31%	27%	22%	25%
Design for Manufacturing	9%	10%	7%	13%	10%	6%	9%	12%	8%	9%	9%	9%	9%	8%	9%
System Interconnect	8%	9%	8%	10%	9%	10%	9%	8%	9%	9%	10%	9%	8%	7%	8%
Services & Other	12%	13%	13%	10%	12%	12%	17%	11%	10%	12%	11%	9%	9%	9%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance